Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Hut 8 Corp. of our report dated August 24, 2023, relating to the consolidated financial statements of Hut 8 Corp. (formerly known as U.S Data Mining Group, Inc.), appearing in the Transition Report on Form 10-K of Hut 8 Corp. for the period from July 1, 2023 to December 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

December 4, 2024